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                                                                     Exhibit 1.1


                                3,500,000 SHARES

                            CTC COMMUNICATIONS CORP.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                  July ___, 1999

Lehman Brothers Inc.
Credit Suisse First Boston Corporation
As Representatives of the several Underwriters named in Schedule B c/o Lehman Brothers Inc.
     Three World Financial Center
     New York, New York 10285

Dear Sirs:

      1. Introductory. CTC Communications Corp., a Massachusetts corporation ("COMPANY"), proposes to issue and sell 3,200,000 shares of its Common Stock and the selling stockholders named in Schedule A hereto ("SELLING STOCKHOLDERS") propose severally to sell an aggregate of 300,000 outstanding shares of the Company's Common Stock (such 3,500,000 shares of Common Stock being hereinafter referred to as the "FIRM SECURITIES"). The Company also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 525,000 additional shares of its Common Stock as set forth below (such 525,000 additional shares being hereafter referred to as the "OPTIONAL SECURITIES"). The Firm Securities and the Optional Securities are herein
collectively called the "OFFERED SECURITIES".   The Company and the Selling
Stockholders hereby severally agree with the several Underwriters named in Schedule B hereto ("UNDERWRITERS") as follows:

      2. Representations and Warranties of the Company and the Selling Stockholders.

          (a) The Company represents and warrants to the several Underwriters that:

              (i) A registration statement (No. 333-77709) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and either (i) has been declared effective under the Securities Act of 1933 ("ACT") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("INITIAL REGISTRATION STATEMENT") has been declared effective, either
        (i) an additional registration statement ("ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and
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        upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

              (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND

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        REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Selling Stockholder for use therein or by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) and
        Section 7(c) hereof, respectively.

              (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Massachusetts, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent such failure to be qualified would not have, individually or in the aggregate, a material adverse effect on the financial condition, business, properties or results of operations of the Company and the Subsidiary taken as a whole ("MATERIAL ADVERSE EFFECT").

              (iv) CTC Communications of Virginia, Inc. is the only subsidiary of the Company (the "SUBSIDIARY"). The Subsidiary has been duly incorporated and is an existing corporation in good standing under the laws of its state of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and the Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and all of the issued and outstanding capital stock of the

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        Subsidiary is owned by the Company free from liens, encumbrances and defects, except as described in the Prospectus. As of the date hereof, the fair market value of the Company's investment in the Subsidiary (measured as of the time such investment or investments were made) is less than $100,000.

              (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform, in all material respects, to the description thereof contained in the Prospectus; the stockholders of the Company have no preemptive rights with respect to the Offered Securities being offered by the Company; and, to the best of the Company's knowledge no preemptive rights have been granted with respect to the Offered Securities being offered by the Selling Stockholders.

              (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

              (vii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, and all rights arising under such contracts, agreements or understandings have either been effectively satisfied or waived in connection with the sale of the Offered Securities.

              (viii) The Offered Securities have been approved for listing on Nasdaq Stock Market's National Market, subject to notice of issuance.

              (ix) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws.

              (x) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions herein contemplated, will not result in (i) a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation (including, without limitation, the Communications Act of 1934, as amended by the Telecommunications Act of 1996 and the rules and regulations of the Federal Communications Commission (the "FCC")) or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their properties, or any agreement or instrument to which the Company or the Subsidiary is a party or by which the

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        Company or the Subsidiary is bound or to which any of the properties of the Company or the Subsidiary is subject, except as would not, individually or in the aggregate, have a Material Adverse Effect, or
        (ii) a violation of the charter or by-laws of the Company or the Subsidiary.

              (xi) This Agreement has been duly authorized, executed and delivered by the Company.

              (xii) Except as disclosed in the Prospectus, the Company and the Subsidiary have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and the Subsidiary hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

              (xiii) The Company and the Subsidiary possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies (including, without limitation, the FCC and applicable state regulatory authorities) necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or the Subsidiary, would individually or in the aggregate have a Material Adverse Effect.

              (xiv) Except as disclosed in the Prospectus, the business and operations conducted and proposed to be conducted by the Company and the Subsidiary as described in the Prospectus are not regulated by any public service or public utility commissions in the states in which the Company and the Subsidiary conduct or propose to conduct such business and operations as described in the Prospectus.

              (xv) The Company and the Subsidiary have filed, when due, all reports required to be filed with the FCC and applicable state regulatory authorities, except to the extent that failure to file such reports would not have a Material Adverse Effect.

              (xvi) No labor dispute with the employees of the Company or the Subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

              (xvii) The Company and the Subsidiary own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or the Subsidiary, would individually or in the aggregate have a Material Adverse Effect.

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              (xviii)  Except as disclosed in the Prospectus, neither the
        Company nor the Subsidiary is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim.

              (xix) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, the Subsidiary or any of their respective properties that, if determined adversely to the Company or the Subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

              (xx) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and the Subsidiary as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in each Registration Statement present fairly the information required to be stated therein.

              (xxi) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and the Subsidiary taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (xxii) The Company is not (A) and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, or (B) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

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              (i) Such Selling Stockholder on the First Closing Date hereinafter mentioned will have valid and unencumbered title to the Firm Securities to be delivered by such Selling Stockholder on the First Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Firm Securities to be delivered by such Selling Stockholder on the First Closing Date hereunder; on or prior to the date hereof such Selling Stockholder has irrevocably exercised warrants to purchase such Firm Securities on a "net issuance" basis, subject only to the closing of the offering of the Firm
        Securities as described in Section 3 below; such Selling Stockholder will surrender to the Company on the First Closing Date warrants to purchase that number of shares of the Company's Common Stock as will suffice to pay the conversion price in respect of the shares of Common Stock being sold by the Selling Stockholder pursuant hereto; and upon the payment of the conversion price by or on behalf of such Selling Stockholder and the delivery of and payment for the Offered Securities on the First Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on the First Closing Date.

              (ii) The information pertaining to such Selling Stockholder under the captions "Principal and Selling Stockholders" and "Certain Relationships and Related Transactions" in the Prospectus is accurate and complete in all respects.

              (iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

              (iv) Each Selling Stockholder will deliver to Lehman Brothers, attention: Syndicate Department on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

              (v) The "piggyback registration rights" obligations owed by the Company to the Selling Stockholders arising due to the occurrence of this offering have been satisfied or waived.

      3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $ _____ per share, that number of shares of the Firm Securities (rounded up or down, as determined by Lehman Brothers Inc. ("LEHMAN BROTHERS") in its discretion, in order to avoid fractions) obtained by multiplying 3,500,000 shares of the Firm Securities, in the case of the Company, and the number of shares of the Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of shares of the Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of shares of the Firm Securities.

     The Company and each Selling Stockholder will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal

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(same day) funds by wire transfer to an account at a bank reasonably acceptable to Lehman Brothers drawn to the order of CTC Communications Corp. in the case of 3,200,000 shares of the Firm Securities, Fleet National Bank in the case of 100,000 shares of the Firm Securities and Goldman, Sachs & Co. in the case of 200,000 shares of the Firm Securities, at the office of Ropes & Gray, Boston, Massachusetts, at 10:00 A.M., New York time, on _________, 1999, or at such other time not later than seven full business days thereafter as Lehman Brothers and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as Lehman Brothers requests at least 48 hours prior to the First Closing Date and will be made available for checking and packaging at the above office of Ropes & Gray at least 24 hours prior to the First Closing Date. Each Selling Stockholder hereby acknowledges and agrees that unless it shall have paid on the First Closing Date the conversion price of the warrants underlying its shares of the Firm Securities on a "net issuance" basis as described in Section 2(b)(i) hereof, such exercise price shall be deducted by Lehman Brothers from the cash otherwise owing to the Selling Stockholder under this paragraph and remitted to the Company.

     In addition, upon written notice from Lehman Brothers given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by Lehman Brothers to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Lehman Brothers to the Company.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by Lehman Brothers but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank reasonably acceptable to Lehman Brothers drawn to the order of CTC Communications Corp., at the above office of Ropes & Gray. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as Lehman Brothers requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Ropes & Gray at a reasonable time in advance of such Optional Closing Date.

      4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

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      5.  Certain Agreements of the Company and the Selling Stockholders.  The
Company agrees with the several Underwriters and the Selling Stockholders that:

          (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph
(1) (or, if applicable and if reasonably consented to by Lehman Brothers, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

          The Company will advise Lehman Brothers promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been reasonably consented to by Lehman Brothers.

          (b) The Company will advise Lehman Brothers promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without Lehman Brothers' consent, not to be unreasonably withheld; and the Company will also advise Lehman Brothers promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify Lehman Brothers of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Lehman Brothers' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

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          (e) The Company will furnish to the Representatives copies of each
Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as Lehman Brothers reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as Lehman Brothers designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obliged to file any general consent to service of process or to qualify as a foreign corporation or as a securities dealer in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other publicly available information concerning the Company as Lehman Brothers may reasonably request.

          (h) The Company and each Selling Stockholder severally agree with the several Underwriters that, as between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, the Company and such Selling Stockholder will pay all expenses incident to the performance of the obligations of the Company and such Selling Stockholder, as the case may be, under this Agreement, for any filing fees and other expenses (including fees and disbursements of their counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Lehman Brothers designates and the printing of memoranda relating thereto, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters. The purpose of this paragraph (h) is to allocate responsibility for expenses of the offering as between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, and nothing in this paragraph (h) shall be deemed to limit the Company's obligations to pay certain expenses of the Selling Stockholders as provided in Section 9.4 of the Warrant dated September 1, 1998 issued to Goldman Sachs Co. (the "GOLDMAN WARRANT") and of the Warrant dated September 1, 1998 issued to Fleet National Bank (the "FLEET WARRANT" and together with the Goldman Warrant, the "WARRANTS").

          (i) For a period of 90 days after the date of the first public offering of the Offered Securities, the Company will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Securities or securities convertible into or exchangeable for Common Stock, or
(2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers, except: issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, issuances of preferred stock and common stock pursuant to the holding company reorganization of the Company whereby preferred stock and common stock of the Company will be exchanged for the same number of preferred stock and common stock of the holding company, issuances of warrants in connection with any offering of debt securities by the Company or any holding company formed to hold the Company (provided that such warrants are not exercisable within the 90 day period referenced above), grants of employee stock options pursuant to the terms of a plan in effect on the date hereof and issuances of Common Stock pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof. For purposes of paragraph (i) and paragraph (j) of this Section 5, the term "Common Stock" shall include common equity securities issued by any holding company formed to hold the Company pursuant to the holding company reorganization described in the Prospectus.

          (j) Each Selling Stockholder acknowledges and agrees that, during the 90 day period referred to in paragraph (i), without the prior written consent of Lehman Brothers the Company (or any holding company formed to hold the Company) will not file a registration statement covering Common Stock or securities convertible into or exchangeable for Common Stock owned by such Selling Stockholder, notwithstanding the demand registration rights provided for in
Section 9.1 of the Warrants.

      6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

          (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

              (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

              (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements, or from which interim financial information appearing in the Registration Statements is derived;

              (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                   (A) the telecommunications revenues, loss from operations and net loss for the three-month periods ended March 31, 1998, June 30, 1998, September 30, 1998, December 31, 1998 and March 31, 1999
            included in the Prospectus do not agree with the amounts set forth in the unaudited financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                   (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated Subsidiary or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                   (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in total revenues, income from operations, EBITDA or in the total or per share amounts of net income.

     except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

              (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and the Subsidiary subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements.

          (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by Lehman Brothers. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by Lehman Brothers. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Company and the Subsidiary taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse to the Company and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of debt securities of the Company other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d) The Representatives shall have received an opinion, dated such Closing Date, of Ropes & Gray, counsel for the Company substantially in the form attached hereto as Exhibit A.

          (e) The Representatives shall have received an opinion, dated such Closing Date, of Swidler Berlin Shereff Friedman, LLP, regulatory counsel for the Company, to the effect that:

              (i) The Company and the Subsidiary have all of the licenses, permits and authorizations (collectively, the "PERMITS"), if any, required by the FCC and, to the knowledge of such counsel, the Permits required by any state regulatory authorities for the provision of telecommunications services except where the failure to obtain or hold such Permit would not have a Material Adverse Effect on the Company.

              (ii) The Company and the Subsidiary are not subject to any pending complaint or, to the knowledge of such counsel, any pending investigation before the FCC or, to the best knowledge of counsel, to any threatened complaint or investigation before the FCC, or any pending or threatened complaint or investigation before any state regulatory authority based on any alleged violation by the Company in connection with their provision of or failure to provide telecommunications and services of a character required to be disclosed in the Prospectus.

              (iii) The statements in the Prospectus under the heading of "Risk Factors - Changes to the regulations applicable to our business could increase our costs and limit our operations" and "Business - Government Regulation" fairly summarize the matters therein described and the descriptions of federal and state telecommunications statutes in the Registration Statements and Prospectus fairly present the information required to be shown.

              (iv) The Company and the Subsidiary have the consents, approvals, authorizations, licenses, certificates, permits or orders of the FCC or any state regulatory authority, if any, for the consummation of the transactions contemplated in this Agreement except where the failure to obtain the consents, approvals, authorizations, licenses, certificates, permits or orders would not have a Material Adverse Effect on the Company and the Subsidiary.

              (v) Neither the execution and delivery of this Agreement nor the sale of the Offered Securities contemplated hereby will conflict with or result in a violation of any order or regulation of the FCC or any state regulatory authority applicable to the Company and the Subsidiary except where the conflict with or the violation of which would not have a Material Adverse Effect on the Company and the Subsidiary.

          (f) The Representatives shall have received an opinion, dated such Closing Date, of Palmer & Dodge LLP, counsel for Fleet National Bank and Goldman, Sachs & Co., to the effect that:

              (i) Each Selling Stockholder had valid and unencumbered title to the Offered Securities delivered by such Selling Stockholder on the First Closing Date and had full right, power and authority to sell, assign, transfer and deliver the Offered Securities delivered by such Selling Stockholder on the First Closing Date hereunder; and the several Underwriters have acquired valid and unencumbered title to the Offered Securities purchased by them from the Selling Stockholders on the First Closing Date hereunder;

              (ii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by any Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities sold by the Selling Stockholders, except such as have been obtained and made under the Act and such as may be required under state securities laws or clearance of the offering or sale with the NASD, as to which counsel need express no opinion;

              (iii) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Stockholder or any of their properties or any agreement or instrument of which such counsel has knowledge and to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of the properties of any Selling Stockholder is subject, or the charter or by-laws of any Selling Stockholder which is a corporation in any case, which breach, violation or default could reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to perform its obligations under this Agreement; and

              (iv) This Agreement has been duly authorized, executed and delivered by each Selling Stockholder.

          (g) The Representatives shall have received from Latham & Watkins, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (h) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and the Subsidiary taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (i) The Representatives shall have received a letter, dated such Closing Date, of Ernst & Young LLP, which meets the requirements of subsection
(a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

          (j) The Representatives shall have received lock-up agreements, dated such Closing Date, from each officer and director of the Company, Spectrum Equity Investors II, L.P. and Toronto Dominion (Texas), Inc. substantially in the form attached hereto as Exhibit B.

          (k) The Representatives shall have received from each Selling Stockholder documentation satisfactory to the Representatives that the warrants have been duly exercised by the Selling Stockholders, such that each Selling Stockholder has valid and unencumbered title to the Firm Securities required to be delivered by such Selling Stockholder on the First Closing Date.

          (l) Each Selling Stockholder shall have furnished to the Representatives on the First Closing Date a certificate, dated the First Closing Date, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of the First Closing Date and that the Selling Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to the First Closing Date.

     The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. Lehman Brothers may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

      7.  Indemnification and Contribution.

          (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by (i) any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below and (ii) any Selling Stockholder specifically for use therein, it being understood and agreed that only such information furnished by any Selling Stockholder consists of the information described as such in subsection (b) below, and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement set forth in this Section 7(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter.

     Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(a)(ii), may permit indemnification for liabilities under the Act of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

               (b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that each Selling Stockholder will only be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder; specifically for use in the preparation of such Registration Statement, Prospectus or amendment or supplement thereto; it being understood and agreed that the only such information being provided by or on behalf of each Selling Stockholder consists of the information pertaining specifically to such Selling Stockholder under the caption "Principal and Selling Stockholders" and "Certain Relationships and Related Transactions" in the Prospectus; and, provided further, that in no event shall the aggregate liability of any Selling Stockholder hereunder be greater in amount than the dollar amount of the net proceeds received by such Selling Stockholder upon the sale of the Firm Securities giving rise to such indemnification obligation.

          (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each
Underwriter: the information contained under the caption "Underwriting".

          (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action for which indemnity could have been sought hereunder and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

          (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or a Selling Stockholder, as the case may be, on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or a Selling Stockholder, as the case may be, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company or a Selling Stockholder, as the case may be, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company or a Selling Stockholder, as the case may be, bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or a Selling Stockholder, as the case may be, or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company or the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each Selling Stockholder, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

      8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Lehman Brothers may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Lehman Brothers, the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in
Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

      10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 7(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., Three World Financial Center, 10th Floor, New York, New York 10285; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 360 Second Avenue, Waltham, Massachusetts 02451, Attention: Robert J. Fabbricatore, with a copy to Ropes & Gray, One International Place, Boston, Massachusetts 02110, Attention: Mary E. Weber, Esq. and the Law Offices of Leonard R. Glass, P.A., 45 Central Avenue, Tenafly, New Jersey 07670, Attention: Leonard R. Glass, Esq.; or, if sent to the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Norman Feit, Esq., Assistant General Counsel, and to Fleet National Bank, One Federal Street, Boston, MA 02110, Attention: Paula H. Lang, Media and Communications Group, with a copy to Fleet National Bank's Office of the General Counsel (at the Fleet National Bank address provided) and Palmer & Dodge, One Beacon Street, Boston, MA 02108, Attention: George Ticknor; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

      12. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by Lehman Brothers will be binding upon all the Underwriters.

      13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, Company and the several Underwriters in accordance with its terms.

                              Very truly yours,

                              CTC COMMUNICATIONS CORP.

                              By
                                 --------------------------------------
                              FLEET NATIONAL BANK

                              By
                                ---------------------------------------
                              GOLDMAN, SACHS & CO.

                              By
                                ---------------------------------------

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

     LEHMAN BROTHERS INC.

     CREDIT SUISSE FIRST BOSTON CORPORATION

     Acting on behalf of themselves and as the Representatives of the several
     Underwriters

     By  LEHMAN BROTHERS INC.

     By
         ------------------------
         Authorized Representative

                                   SCHEDULE A

                                               NUMBER OF SHARES OF THE
                                       ---------------------------------------
         SELLING STOCKHOLDER                 FIRM SECURITIES TO BE SOLD
-------------------------------------  ---------------------------------------

Fleet National Bank                                    100,000
Goldman, Sachs & Co.                                   200,000




Total................................
                                                       -------
                                                       300,000
                                                       =======

                                   SCHEDULE B

                                                            NUMBER OF
                                                            ---------
                                                          SHARES OF THE
                                                          -------------
                                                         FIRM SECURITIES
                                                         ---------------
                   UNDERWRITER                           TO BE PURCHASED
                   -----------                           ---------------

Lehman Brothers Inc...............................
Credit Suisse First Boston Corporation............






     Total........................................
                                                             ---------
                                                             3,500,000
                                                             =========

                                   EXHIBIT A


                            OPINION OF ROPES & GRAY

                                   EXHIBIT B


                            LOCK-UP LETTER AGREEMENT


LEHMAN BROTHERS INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
As Representatives of the
 several underwriters
c/o LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York 10285

Dear Sirs:

     The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares (the "Securities") of Common Stock, par value $.01 per share (the "Common Stock"), of CTC Communications Corp. (the "Company", which term shall include CTC Communications Group, Inc. or other entity formed in connection with the Company's proposed holding company reorganization) and that the Underwriters propose to reoffer the Securities to the public (the "Offering").

     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Securities) owned by the undersigned on the date of the final Prospectus relating to the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering.

     The foregoing shall not be deemed to preclude option exercises or exchanges or surrender of equity securities to the Company but any securities received upon exercise or in exchange therefor shall be subject to this Agreement.

     In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, we will be released from our obligations under this Lock-Up Letter Agreement.

     The undersigned understands that the Company, the Underwriters and the stockholders selling shares in the Offering will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                Very truly yours,

                                [NAME OF NON-SELLING STOCKHOLDER]



                                  By:
                                     ----------------------------------
                                     Name:



Dated:  _______________